UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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PulteGroup, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 13, 2016, PulteGroup, Inc. (the “Company”) issued a press release, a copy of which is included below.

ISS RECOMMENDS THAT PULTEGROUP SHAREHOLDERS VOTE FOR ALL BOARD NOMINEES

ATLANTA, April 13, 2016 – PulteGroup, Inc. (NYSE: PHM) announced today that Institutional Shareholder Services (“ISS”) has recommended that shareholders vote FOR all of the Board of Directors’ proposed director nominees at the Company’s upcoming annual meeting of shareholders, to be held on May 4, 2016.

Additional Information

This release may be deemed to be additional soliciting material with respect to the solicitation of proxies by the Board of Directors of the Company with respect to the Company’s annual meeting of shareholders to be held on May 4, 2016 (the “Annual Meeting”). The Company filed its definitive proxy statement relating to the Annual Meeting (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on April 4, 2016. The Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 were first made available to shareholders on or about April 4, 2016. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies of the proxy materials are also available to shareholders at no charge at www.proxyvote.com or by writing to the Company’s Corporate Secretary at PulteGroup, Inc., 3350 Peachtree Road Northeast, Suite 150, Atlanta, Georgia, 30326.

About PulteGroup

PulteGroup, Inc. (NYSE: PHM), based in Atlanta, Georgia, is one of America’s largest homebuilding companies with operations in approximately 50 markets throughout the country. Through its brand portfolio that includes Centex, Pulte Homes, Del Webb, DiVosta Homes and John Wieland Homes and Neighborhoods, the Company is one of the industry’s most versatile homebuilders able to meet the needs of multiple buyer groups and respond to changing consumer demand. PulteGroup conducts extensive research to provide homebuyers with innovative solutions and consumer inspired homes and communities to make lives better.

For more information about PulteGroup, Inc. and PulteGroup brands, go to www.pultegroupinc.com; www.pulte.com; www.centex.com; www.delwebb.com; www.divosta.com and www.jwhomes.com.

Investor Contact:

Jim Zeumer

404-978-6434

jim.zeumer@pultegroup.com

Media Contacts:

Ruth Pachman

212-521-4891

ruth.pachman@kekst.com

or

Todd Fogarty

212-521-4854

todd.fogarty@kekst.com

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